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                                                                  EXHIBIT 10.4.6
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                     MANUFACTURERS' REPRESENTATIVE AGREEMENT
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         THIS  AGREEMENT,  made  this 1st day of MARCH  1979, by and  between
UNION Tubular Products BRUNSWICK CORPORATION, A Delaware, U.S.A. corporation (hereinafter referred to as "UNION"), and M. A. CLARK an individual (hereinafter referred to as Representative").

                                   WITNESSETH

         WHEREAS, UNION is engaged in the manufacture, sale and/or distribution of golf shafts (hereinafter referred to as "Products"); and

         WHEREAS, Representative represents that he is capable of and desires to act as UNION's Representative in the solicitation of order for Products.

         NOW THEREFORE, in consideration of the premises and the mutual obligations hereinafter set forth, the parties agree as follows:

         1. UNION hereby appoints Representative as its sole Representative to promote sales of and solicit orders for Products from Golf Club Assemblers, Customer Club Makers, Repair Operations and Component Part Distributors in the United Kingdom and Europe.

         2. Representative's solicitation of orders for Products shall be in accordance with the prices, terms and conditions of sale determined solely by UNION, which prices, terms and conditions may be changed from time to time and become effective upon receipt of changes by Representative. It is understood that specifications and models of Products may be changed at any time without notice and at the sole discretion of UNION and that UNION may add or delete products from the definition of Products herein.

         3. UNION shall, if it deems necessary, supply Representative with reasonable quantities of catalogues, samples and/or other sales and promotional material to aid Representative in the promotion and sale of Products. No charge shall be made for such material.


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         4. Representative  shall use its best  efforts to promote and maximize the good will of UNION and the sale of Products. Such efforts shall include, but not be limited to:

                  a. Distribution of sales literature to prospective customers for Products.
                  b.  Advertising Products and participating in industry shows.
                  c. Courteous treatment of UNION's customers and customer problems.

         5. UNION may, at its discretion, forward to Representative certain sales leads and inquiries for Products.

         6. All orders for Products obtained by Representative shall be immediately forwarded to UNION. Such orders shall not be deemed accepted by UNION unless and until the ordered Products are shipped by UNINO or until such orders are accepted in writing by UNION. Acceptance or rejection of any order or part thereof shall be at the sole discretion of UNION and Representative shall so inform customers, as well as encourage them, to send their orders directly to UNION.

         7. Representative may use the designation of "Authorized Manufacturers' Representative of UNION" but shall not use UNION's name, trademarks and/or tradenames in its business title nor in any other way except in connection with the promotion and sale of Products and then only in accordance with UNION's instructions. Representative hereby recognizes UNION's ownership of its name, trademarks and/or tradenames, registered or unregistered, and shall not at any time register, attempt to register nor assert any right of ownership therein. Representative, upon request of UNION, shall co-operate with UNION in the registration, protection and/or enforcement of UNION's rights in such trademarks and/or tradenames. UNION shall indemnify Representative for all legal and other expenses incurred by Representative in respect thereof, provided that written permission from UNION as to such expenditures is first obtained, in the event that this agreement is terminated for any reason. Upon termination, Representative shall immediately cease all use of UNION's name, trademarks and other designations. The requirements herein shall apply not only to specific names, marks and designations presently used by UNION, but any names, marks and designations adopted by UNION during the terms of this Agreement and any colorable imitations thereof.

         8. Upon written request of UNION, Representative shall supply UNION with any available financial information concerning any account solicited by Representative under the terms of this agreement providing such information has been obtained by Representative solely because of the existence of this Agreement, and Representative will co-operate with UNION in the collection of any of UNION's accounts. UNION shall indemnify Representative for all expenses thereby incurred. It shall be the responsibility of the Representative to inform UNION of any extraordinary expenses related to UNION's request for information that the Representative

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would expect payment for in addition to normal commissions paid in accordance with paragraph 13 (a) prior to incurring an extraordinary expense.

         9. Representative shall not represent nor promote the sale of any products competitive with Products. It is hereby agreed that Representative's business associations with the LAMKIN LEATHER and RUBBER COMPANY, U.S.A., AND BIRCHWOOD MANUFACTURING COMPANY, U.S.A. do not constitute a breach of this clause.

         10. Representative is not the agent nor employee of UNION, and has no authority to and shall not attempt to legally bind UNION in any manner.

         11. All expenses incurred by Representative hereunder are the sole obligation of Representative except as otherwise agreed in Clauses 7, 8 and 18 and reimbursement for such expenses and compensation for work by Representative done hereunder are recognized as being fully compensated by the commissions to be paid Representative hereunder.

         12. UNION shall pay Representative commissions on its sales of Products solicited by Representative based upon UNION's net invoice amount during the effective term of this Agreement. Such commissions shall be due and payable by UNION on or before the end of each calendar month for the prior month's shipments. "Net invoice amount" as used herein shall mean the invoice amount for Products shipped, less any freight, shipment charges, duties, tariffs, packaging, and taxes included therein. Products returned to UNION and invoices not paid to UNION shall be deducted from monthly sales to compute commissions due. UNION shall submit a report to Representative of shipments made during the month, along with the commission payment. Commissions shall be paid in U.S. dollars.

         13. UNION shall pay commissions to Representative in the following manner and on the following sales:

                  a. A Commission of 5% on sales of Products to any account in the United Kingdom and Europe with the one exception of Ben Sayers, North Berwick, Scotland, for which the commission paid will be 2% on shipments through Dec. 31, 1979. Commencing Jan. 1, 1980, commissions on shipments to Ben Sayers shall be 5%.

         14. This Agreement shall become effective as of March 1, 1979 and may be terminated by either party hereto, with or without cause, at any time upon ninety days prior written notice to the other party. Such notice shall be deemed made as of the date deposited in the mail (return receipt requested) and properly addressed to the other party as follows:

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                  UNION:     Brunswick Corporation

                             Attn: Manager, UNION Tubular Products

                             P.O. Box 298

                             Torrington, CT 06790

                  Representative:   M. A. Clark

                                    2 Dinorben Close

                                    Fleet

                                    Aldershot

                                    Hampshire, England

or such other address of which either party hereto has notified the other party in writing.

                  a. In the event of termination by UNION, other than termination under Clause 17 hereof, the commissions due under 13 (a) shall continue to be paid on sales of Products to such accounts shipped by UNION within one year of the date of termination. In addition, commissions due under 13 (a) shall continue to be paid at one half the commission rate set forth in 13
(a) for the second year following termination at which time such commissions shall cease.

         15. Termination of this Agreement in accordance with Paragraph 14 hereof shall be deemed a complete and total release by each party hereto of the other party of all claims, actions and demands of any nature whatsoever which either had or may have had, known or unknown, through the effective date of termination except for commissions due or to become due Representative as herein provided.

         16. This contract shall be governed by the law of Connecticut.

         17. Representative, its agents and employees, if any, shall fulfill its obligations hereunder in accordance with the highest ethical business standards and shall not in any manner, directly or indirectly, participate in any bribes, fraudulent practices or secret payments to any governmental employee or customer, nor engage in the purchase of influence or practice of kickbacks. Any violation of this provision will render this Agreement void Ab initio.

         18. UNION shall further indemnify Representative for any expenses arising from any claims or demands whatsoever made on the Representative arising from defects in Products and Products' labelling and packaging, in his capacity as Manufacturers' Representative of UNION. It shall be the responsibility of the Representative to immediately notify UNION of any such

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claim and to refrain from negotiating a settlement of the claim except as instructed by UNION in writing.

         19. All expenses and indemnities not related to sales commissions will be paid in pounds sterling within three months of notification by Representative to UNION.

         20. This Agreement constitutes the entire agreement between the parties hereto relating to Products and supersedes all prior agreements, written or oral, relating to Products. No modifications, changes or additions to the provisions of this Agreement shall be binding upon either party unless specifically provided for herein or reduced to writing and executed by Authorized officials of both parties.

         21. This Agreement shall not be assigned by Representative without the prior written consent of UNION.

         22. In the case of dispute or difference arising between Representative and UNION as to any matter or thing arising out of or relating to this Contract which is not settled by agreement between the said Parties, the same shall be arbitrated by an independent, mutually acceptable, arbitration body. In the event of the Parties not agreeing on a mutually acceptable body, the selection of an Arbitrator shall be referred to the Director of the Institute of Arbitrators, No. 16 Park Crescent, London, W.1., who shall appoint an Arbitrator and both UNION and Representative shall be bound by the decision of the appointed Arbitrator. UNION and Representative further agree that the expense incurred in having an Arbitrator appointed, and the costs of the appointed Arbitrator, will be borne equally between both Parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                               UNION Tubular Products
                                               BRUNSWICK CORPORATION

Representative:                                By: /s/ Joseph A. Donatillo
                                                  -----------------------------
                                               Title  Oper. Mgr.

 /s/ M. S. Clark
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M.S. Clark
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